UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 15, 2007 (June 11, 2007)
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
     On June 11, 2007, the Company entered into an amendment to its existing credit agreement, dated June 7, 2006, by and among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto. The credit agreement, as amended, is referred to herein as the “Amended Credit Agreement.”
     The Amended Credit Agreement provides for a replacement term loan facility, in the original aggregate principal amount of $750.0 million, to replace the prior term loan facility, which had an outstanding balance of approximately $713.9 million, and maintains the pre-existing $100.0 million revolving credit facility. The proceeds of the replacement term loan facility, fully funded on June 11, 2007, were used to repay the outstanding balances of the prior term loan facility and the revolving credit facility.
     The Company’s obligations under the Amended Credit Agreement are collateralized by substantially all of its assets in which a security interest may lawfully be granted (including FCC licenses held by its subsidiaries), including, without limitation, intellectual property and all of the capital stock of the Company’s direct and indirect domestic subsidiaries (except for Broadcast Software International, Inc.) and 65% of the capital stock of certain first-tier foreign subsidiaries. In addition, the Company’s obligations under the Amended Credit Agreement will be guaranteed by certain of its subsidiaries.
     The Amended Credit Agreement contains terms and conditions customary for financing arrangements of this nature. The replacement term loan facility will mature on June 11, 2014 and will amortize in equal quarterly installments beginning on September 30, 2007, with 0.25% of the initial aggregate advances payable each quarter during the first six years of the term, and 23.5% due in each quarter during the seventh year. The revolving credit facility will mature on June 7, 2012 and, except at the option of the Company, the commitment will remain unchanged up to that date.
     Borrowings under the replacement term loan facility will bear interest, at the Company’s option, at a rate equal to LIBOR plus 1.75% or the Alternate Base Rate (defined as the higher of the Bank of America Prime Rate and the Federal Funds rate plus 0.50%) plus 0.75%. Borrowings under the revolving credit facility will bear interest, at the Company’s option, at a rate equal to LIBOR plus a margin ranging between 0.675% and 2.0% or the Alternate Base Rate plus a margin ranging between 0.0% and 1.0% (in either case dependent upon the Company’s leverage ratio).
     Certain mandatory prepayments of the term loan facility will be required upon the occurrence of specified events, including upon the incurrence of certain additional indebtedness (other than under any incremental credit facilities under the Amended Credit Agreement) and upon the sale of certain assets.
     The representations, covenants and events of default in the Amended Credit Agreement are customary for financing transactions of this nature and are substantially the same as those in existence prior to the amendment, except that the maximum amount of cash proceeds that may be used to purchase shares of the Company’s common stock or make certain investments has been modified. Specifically, the Amended Credit Agreement provides that the maximum amount of cash proceeds that may be used to purchase shares of the Company’s common stock is $200 million plus the amount of cash proceeds from any future equity investments in the Company (net of any amounts used to make certain other investments), if the Company’s Total Leverage Ratio and Pro Forma Leverage Ratio (each as defined by the Amended Credit Agreement) are greater than or equal to 6.00 to 1.00 but less than 8.50 to 1.00, with no restrictions if such leverage ratios fall below 6.00 to 1.00. The maximum amount of cash proceeds that may be used to make certain investments has been increased to up to $400 million plus the amount of cash proceeds from any future equity investments in the Company (net of any amounts used to purchase shares of the Company’s common stock), again depending on the Company’s leverage level at the time.
     Events of default in the Amended Credit Agreement include, among others, (a) the failure to pay when due the obligations owing under the credit facilities; (b) the failure to perform (and not timely remedy, if applicable) certain covenants; (c) cross default and cross acceleration; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its subsidiaries; (f) the loss, revocation or suspension of, or any material impairment in the ability to use of or more of, any of our material FCC licenses; (g) any representation or warranty made, or report, certificate or financial statement delivered, to the lenders subsequently proven to have been incorrect in any material respect; and (h) the occurrence of a Change in Control (as defined in the Amended Credit Agreement). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Amended Credit Agreement and the ancillary loan documents as a secured party.
     The Company has various relationships with Bank of America, N.A., the administrative agent under the Amended Credit Agreement, and its affiliates, including Banc of America Securities LLC, joint lead arranger and joint bookrunner under the Amended Credit Agreement. Two affiliates of Bank of America, N.A. together beneficially own 100%, of the Company’s nonvoting Class B Common Stock, which are convertible on a one-for-one basis into shares of the Company’s Class A Common Stock. Assuming conversion of those shares, together with existing holdings of the Company’s Class A Common Stock, those two affiliates would beneficially own approximately 15.3% of the total voting power of the Company’s common stock. One such affiliate, BA Capital Company, L.P., has the right to designate one member of the Company’s board of directors, and Robert H. Sheridan, III currently serves as BA Capital’s designee. Finally, as previously disclosed, the Company is a party to an interest rate swap agreement with Bank of America, N.A.
     In addition, some of the other lenders under the Amended Credit Agreement, or their affiliates, have various relationships with the Company involving the provision of financial services, including cash management, investment banking and brokerage services. These lenders or their affiliates receive, and expect to receive, customary fees and expenses for these services.
Section 2 — Financial Information
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

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     See response to Item 1.01.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
10.1	Amendment No. 1 to Credit Agreement, dated as of June 11, 2007, by and among the Company, Bank of America, N.A., as administrative agent, the Lenders party thereto and the Subsidiary Loan Parties party thereto, including the Credit Agreement, dated as of June 7, 2006, as amended on June 11, 2007, among the Company, Bank of America, N.A., as administrative agent, and Lenders party thereto

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President and Chief Financial Officer

Date: June 15, 2007

EXHIBIT LIST
10.1	Amendment No. 1 to Credit Agreement, dated as of June 11, 2007, by and among the Company, Bank of America, N.A., as administrative agent, the Lenders party thereto and the Subsidiary Loan Parties party thereto, including the Credit Agreement, dated as of June 7, 2006, as amended on June 11, 2007, among the Company, Bank of America, N.A., as administrative agent, and Lenders party thereto